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                                                                 EXHIBIT 23


               CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-3894, 33-18673, and 33-49327) of Lockheed Corporation; (Form S-8 No. 33-49347) pertaining to the Lockheed Corporation Hourly Employee Savings and Stock Investment Plan - Fort Worth and Abilene Divisions; (Form S-8 No. 33-49003) pertaining to the Lockheed Corporation 1992 Employee Stock Option Program; (Form S-8 No. 2-78269) pertaining to the Lockheed Corporation 1982 Employee Stock Purchase Program; (Form S-8 No. 2-64589) pertaining to the Lockheed Corporation 1977 Employee Stock Purchase Plan; (Form S-8 No. 33-13205) pertaining to the Lockheed Salaried Employee Savings Plan Plus, the Lockheed Hourly Employee Savings Plan Plus, and the Lockheed Space Operations Company Hourly Employee Investment Plan Plus; (Form S-8 No. 33-15575) pertaining to the Lockheed Corporation 1977 Employee Stock Purchase Plan, the Lockheed Corporation 1982 Employee Stock Purchase Program, and the Lockheed Corporation 1986 Employee Stock Purchase Program; and (Form S-8 No. 33-34758) pertaining to the Lockheed Salaried Employee Savings Plan Plus, the Lockheed Hourly Employee Savings Plan Plus, and the Lockheed Space Operations Company Hourly Employee Investment Plan Plus; and the related Prospectuses of our report dated February 7, 1994, with respect to the consolidated financial statements and schedules of Lockheed Corporation included in this Annual Report (Form 10-K) for the year ended December 26, 1993.






                                             ERNST & YOUNG

Los Angeles, California
March 7, 1994